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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Breakaway Solutions, Inc.:

    We consent to the use of our report on the consolidated financial statements of Breakaway Solutions, Inc. as of December 31, 1998 and 1999 and for each of the years in the three-year period ended December 31, 1999 dated February 7, 2000, included herein and to the reference to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

                                          /s/ KPMG LLP

Boston, Massachusetts
February 28, 2000